EXHIBIT 10.1

English Translation

of

Equity Transfer Agreement

Party A (Transferor): Infobird Co., Ltd
Director: Yiting Song

Party B (Transferee): CRservices Limited
Director: Yimin Wu

Whereas:

1. Infobird International Limited (hereinafter referred to as the (the “Company”) is a limited liability company established and existing under the laws of Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), and Party A holds 100% of shares of the Company.

2. Party B, CRservices Limited, holds 290,364 ordinary shares of Party A, Infobird Co., Ltd.

3. Pursuant to the terms and conditions of this Agreement, Party A agrees to transfer its legally held 100% equity interest in the Company and all the corresponding rights and interests (hereinafter referred to as the (“Subject Equity Interests”) to Party B, and Party B agrees to acquire the Subject Equity Interests transferred by Party A.

4. In relation to the transfer of the Subject Equity Interests by Party A, the board of directors of Party A convened a board meeting on August 7, 2023 in accordance with the statutory procedures and formed a resolution (the “Board Resolution”).

In accordance with the provisions of the Hong Kong Companies Ordinance, the following agreement has been reached by consensus in relation to the transfer of shareholdings:

Article I. Transfer of Shares

1.1 Party A, as permitted under the laws of Hong Kong, agrees to transfer to Party B Subject Equity Interests and Party B agrees to acquire the Subject Equity Interests transferred by Party A.

1.2 The Subject Equity Interests, including all attached interests and rights under such Subject Equity Interests, are free of any encumbrance and other third-party interests or claims.

1.3 The transfer of said Subject Equity Interests includes all rights and interests attached with such Subject Equity Interests.

Article II. Transfer Price

2.1 The entire transfer price of the Subject Equity Interests shall be Ten Thousand Hong Kong Dollars (HKD10,000) (the “Transfer Price”).

2.2 Party A and Party B confirm that the Transfer Price is the full consideration for Party B to acquire the Transferred Equity Interests and all attached rights and benefits.

Article III. Closing of Shares

3.1 Party A shall cooperate with Party B in completing the registration of the transfer of said Subject Equity Interests. Upon the full execution of the Agreement, the closing of said Subject Equity Interests shall be deemed as completed.

3.2 The parties agree that the registration of the transfer of said Subject Equity Interests shall be completed within 60 business days after full execution of this Agreement.

Article IV. Commitments and Undertakings

From the date of signing this Agreement until the completion of the transfer of the Subject Equity Interests pursuant to this Agreement, Party A undertakes and guarantees that:

4.1 Party A is a limited liability company established under the laws of Hong Kong and has the necessary civil rights and capacity to enter into and perform this Agreement.

4.2 Party A fully understands and agrees to all the terms and conditions of this Agreement and all the meanings expressed hereunder are true.

4.3 Party A agrees and understands that this Agreement has constituted legal, valid and binding obligations for Party A to transfer the Subject Equity Interests and is enforceable in accordance with its terms.

4.4 Party A shall fully cooperate with Party B to handle the procedures of equity transfer.

4.5 From the effective date of this Agreement, Party A completely withdraws from the operation of the Company and no longer participates in the distribution of the Company’s property and profits.

Article V. Liability for Breach of Contract

5.1 The liability for breach of contract referred to in this Agreement refers to the damage caused to the other party as a result of either party’s breach of this Agreement, which results in the non-performance, non-fulfillment, invalidity or breach of confidentiality of this Agreement.

5.2 If Party A violates this Agreement, Party B has the right to request Party A to continue to perform this Agreement and cooperate with and assist in completing the registration of this equity transfer; if Party B’s delayed performance causes losses to Party A, Party B shall be responsible for the compensation of such losses, and the scope of the compensation shall include, but is not limited to, all the economic losses, litigation costs and attorney’s fees suffered by Party A as a result of the delay.

Article VI. Confidentiality Clause

Except for the disclosures permitted by law, the process of negotiation, content and performance of this Agreement and the information accessible or known as a result of entering into this Agreement shall be kept confidential and shall not be disclosed by either party to any third party without permission.

Article VII. Application of Law

This Agreement shall be governed by the laws of Hong Kong.

Article VIII. Dispute Settlement

8.1 Any claim or dispute arising out of or in connection with this Agreement shall be resolved by the Parties through friendly negotiations. If no agreement can be reached through consultation, both parties agree to apply to the China International Economic and Trade Arbitration Commission for arbitration, the results of which shall be legally binding on both parties.

8.2 During the period of arbitration, the remaining provisions shall continue to be fulfilled, except for the matters in dispute between the parties.

Article IX. Other

9.1 The Agreement shall become effective on the date on which it is signed and sealed by both parties.

9.2 This Agreement shall be executed in four copies, one for each of the parties, and the remainder for filing and other purposes.

Party A: Infobird Co., Ltd.

Signature of Director: /Yiting Song/

Date: August 11, 2023

Party B: CRservices Limited

Signature of Director: /Yimin Wu/

Date: August 11, 2023